ASSET PURCHASE AGREEMENT

BY

THE OLB GROUP, INC.

AND BETWEEN

RETAILER NETWORKS INC.

Dated as of June 17, 2010

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), made and entered into as of the 17th day of June, 2010, by The OLB Group, Inc., a Delaware corporation with offices at 1120 Avenue of the Americas, New York, NY 10036-6700 (“Buyer”), and Retailer Networks Inc., a New York corporation with offices at 150 West 25th Street, Suite #1203 New York, NY 10001(“Seller”)

WITNESSETH:

WHEREAS, Seller owns a proprietary Business to Business system and certain intellectual property associated therewith (the “System”); and

WHEREAS, Buyer desires to purchase, and Sellers desire to sell, the Assets, free and clear of all liens, pledges, options, claims, charges, restrictions, security interests, equities or encumbrances except as otherwise provided herein, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller (sometimes referred to herein collectively as, the “Parties” and individually as, a “Party”) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS; CLOSING

1.1          Purchase and Sale of Assets. Subject to the terms and conditions herein contained and on the basis of the representations, warranties and covenants set forth herein, at the Closing (as defined in Section 1.5 hereof), Seller shall sell, assign, deliver and set over unto Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest in and to all of the Assets, free and clear of any and all liens, pledges, options, claims, charges, restrictions, security interests, equities or encumbrances except as otherwise provided herein.

As used herein, the term “Assets” shall mean all right, title and interest of Seller in and to all processes, software, licensed software, systems, copyrighted materials, tradenames, trademarks, servicemarks, websites, domain names, promotional materials, contracts, licenses, goodwill, customer lists, know-how and all other rights constituting, held, associated with, used or useful in connection with the System,

1.2          Purchase  Price.  The  purchase  price  (“Purchase  Price”)  to  be  paid  to Sellers for the Assets shall consist of:

  (a)       11,556,835 shares of Buyer’s common stock, par value $.01 per share, (the “Shares”);

  (b)       13,316,835  Warrants  exercisable  for  the  purchase  for  Buyer’s common stock, par value $.01 per share, at the purchase price of $0.40, valid to exercise for 24 months from the Closing (the “Warrant”);

  (c)       Assumption by Buyer of the Assumed Liabilities, as defined in Section 1.3 below.

1.3           Assumed Liabilities.  In connection with the purchase and sale of the Assets, Buyer shall NOT assume any liabilities of Sellers (collectively, the “Assumed Liabilities”):

Other than the Assumed Liabilities, Buyer shall not assume any liabilities of Sellers or any other liabilities whatsoever associated with the Assets.

1.4           Closing.  The  closing  of  the  transactions  contemplated  hereby  (the “Closing”) will take place on such date on or prior to June 20, 2010 (the “Outside Closing Date”) and at such time and place as the Parties shall mutually agree.

1.5           Seller’s Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

  (a)       Possession of all of tangible property included in the Assets.

  (b)      All such executed assignments, bills of sale, conveyances, waivers and other documents and instruments of transfer as shall, in the opinion of Buyer and its counsel, be necessary or appropriate to vest in Buyer good title to all of the Assets.

  (c)       All consents, approvals and notifications required to be obtained by Sellers to vest in Buyer full title to the Assets.

  (d)       Agreements to purchase Buyers common stock totaling $100,000 at a purchase price equal to $0.028

  (e)       Transfer of all domain names.

  (f)        Copy (and transfer of ownership) of all databases.

  (g)       All administrator and user names and passwords to all accounts.

  (h)       All historical data and documentation.

  (i)        Ownership and master copies of all videos and related materials.

  (j)        Seller’s shareholders’ information necessary for Buyer to issue the Shares and Warrants directly to Seller’s shareholders.

1.6           Buyer’s Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Sellers:

  (a)       Such number of certificates in the aggregate evidencing the Shares and the Warrants, in such name or names as Seller may instruct prior to the Closing; and

  (b)       An agreement assuming the Assumed Liabilities.

1.7          Escrow. 1,155,684 shares of Common Stock which constitute ten percent (10%) of the Shares deliverable to the Seller on the Closing Date (the “Escrow Shares”) shall be placed in escrow with Escrow Agent (“Escrow Agent”) to be held for a period not to exceed six months after the Closing Date (the “Escrow Period”) to provide for any claim for indemnification in accordance with Section 8.2 of this Agreement in accordance with the Escrow Agreement attached hereto as Exhibit 1.7. The Escrow Agent shall promptly deliver the Escrow Shares to the Seller at the end of the Escrow Period (except to the extent a claim is made thereon in writing by Buyer and such a copy of such claim is delivered to Escrow Agent within the Escrow Period). If any dispute arises between any of the parties hereto or if Escrow Agent is uncertain as to Escrow Agent’s obligations hereunder, Escrow Agent shall have the right but not the obligation to refrain from taking any action other than to continue to hold the Escrow Shares then held hereunder in escrow until otherwise directed by a final order or judgment of a court of competent jurisdiction or by a written agreement signed by the parties hereto.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller  hereby  represents  and  warrants  to  Buyer  as  of  the  date  hereof  (the “Execution Date”) and as of the Closing as follows:

2.1          Seller’s  Organization.    Seller  is  a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of New York. Seller has all corporate power and authority necessary to own the Assets owned by it and to engage in the conduct of the Business as presently conducted.

2.2         Seller’s  Power  and  Authority.     Seller  has  all  power  and  authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.   Assuming its due execution and delivery by Buyer, this Agreement shall constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, acts of government, governmental or regulatory agency, insolvency, moratorium or other laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.3          Organizational Documents of Seller.  Seller has delivered or caused to be delivered to Buyer true, correct and complete copies of such Seller’s Certificate of Formation, as amended to date (the “Charter”) and its By-laws, as amended to date (“By- laws”).  Seller is not in violation of any provision of its Charter or By-laws; nor are there any agreements or commitments which obligate or require Seller to amend or authorize an amendment to its Charter or By-laws.

2.4           Ownership of Seller.

  (a)       The share ownership of Seller will be delivered separately. All of the outstanding shares of Seller have been duly and validly issued and are fully paid and non-assessable. There are no outstanding shares, debt instruments, options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which either Seller is a party or otherwise bound which provide for the acquisition, disposition or issuance of any equity or debt security interests in Seller. There are no preemptive or similar rights, attached to any of Sellers’ outstanding equity or debt interests.

2.5           No Breach.  The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby by Seller will not (i) constitute a default under, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the Assets pursuant to any mortgage, indenture, franchise, license, permit, deed of trust, guaranty, note, agreement, lease or other instrument to which Seller is a party or by or to which any of its properties or the Assets are bound or subject; (ii) result in a violation of or conflict with any law, ordinance, rule or regulation or any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or instrumentality of competent jurisdiction applicable to such Seller or any of the Assets, which default, breach, cancellation, termination, acceleration, creation, violation or conflict, singly or in the aggregate, would have a material adverse effect on the ability of Seller to perform this Agreement or on the ability of Seller to conduct the Business as presently conducted by it or on the ownership, leasing or use by Seller of any of the Assets; or (iii) conflict with, result in a violation of or constitute a default under such Seller’s Charter or By-laws

2.6           Title to Owned Assets.  Seller is the sole and exclusive owner of, and has good and marketable title to, all of the Assets, free and clear of all liens, claims, pledges, charges, security interests and other encumbrances other than as set forth on Schedule 2.6 hereto All of the tangible personal property included in the Assets is in good condition and is suitable for the purposes for which it is used; and there are no assets or properties necessary for or used in the conduct of the System which are not owned or leased by, or licensed to, Seller.

2.7          Litigation.  Except as set forth on Schedule 2.7, there are no claims, lawsuits, actions, customer complaints, arbitrations or administrative or regulatory or governmental proceedings or regulatory or governmental investigations pending or, to Seller’s best knowledge, threatened or contemplated either by or against Seller or against any officer, director, employee or agent of either Seller or the Principal which purport to relate to the Assets or the operation by Seller of the System.   Except as set forth on Schedule 2.7, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, commission, securities exchange, self-regulatory organization or administrative agency, or by arbitration) outstanding against either Seller or the Principal or any of Seller’s properties or assets.

2.8          Intellectual Property. Schedule 2.8 (a) hereto contains a true and complete list of: (i) all trademarks, trade names, service marks, service names, domain names, copyrights and patents owned by Seller; (ii) all applications filed by Seller for or with respect to any of the items listed in (i); (iii) all licenses or other rights to use any patents, trademarks, service marks, service names trade names, domain names, copyrights, proprietary technology or other intellectual property to which Seller is a party (whether as licensor or licensee); and (iv) all other proprietary technology and intellectual property developed by Seller or used in the System (collectively, the “Intellectual Property”). Each of the registered trademarks, trade names, service marks, service names, domain names, copyrights and patents listed in Schedule 2.8(a) has been validly issued and, except as set forth on Schedule 2.8(b), is owned by Seller free and clear of all liens, claims and encumbrances. Except as set forth on Schedule 2.8(b), Seller has the exclusive rights to use all such trademarks, trade names, service marks, service names, domain names, copyrights and patents. Seller has not received any written notice that any of the Intellectual Property is subject to challenge by any third party and Seller is not aware of any fact or circumstance which would form the basis of such a challenge. There is no pending or, to Seller’s best knowledge, threatened claim, and Seller is not aware of any fact or circumstance which would form the basis for any claim, that Seller’s use or intended use of the Intellectual Property has, does or would infringe any patent, trademark, trade name, service mark, trade secret, know-how or other proprietary right of any other person or entity. Sellers have duly maintained their rights in all of the Intellectual Property; and Seller is not aware of any infringement, or any fact or circumstance which would form the basis for any claim for infringement, of any of the Intellectual Property.

2.9          Compliance with Laws; Licenses, Approvals and Other Authorizations. Schedule 2.9 lists all licenses, permits, registrations, orders, memberships, approvals and other authorizations required for the operation of the System. To Seller’s best knowledge, Seller has complied and is currently in compliance in all material respects with all applicable laws, ordinances, rules, regulations and orders (including, without limitation, those issued by any self-regulatory organization or administrative agency), with which failure to comply would have a Material Adverse Effect. Seller has filed all applications, reports and statements, together with any amendments required to be made with respect thereto, required to be filed with any governmental or regulatory authority, securities exchange or self-regulatory organization or any agency having jurisdiction over such Seller, its business or operations. Each license, permit, registration, order, membership, approval and other authorization which is required to carry on the Business as presently conducted has been duly obtained and is in full force and effect.

2.10        Undisclosed Liabilities. To the best of Seller’s knowledge, Seller has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, relating to the Assets or the System except and to the extent disclosed in Schedule 2.10 hereto. Except as set forth in any Schedule attached hereto, nothing has come to the attention of the Seller which would cause them to believe that there exists any circumstance, condition, event or arrangement which is likely to hereafter give rise to any such obligation or liability.

2.11        Material Contracts and Other Data. Schedule 2.11 is a correct and complete list setting forth:

  (a)       all material licenses, clearing agreements and leases of items of personal property associated with the System with an individual fair market value in excess of $2,000, exclusive of leasehold improvements, permits, franchises, concessions and the like to which Seller is a party;

  (b)       all existing contracts relating to the System to which Seller is a party; and

  (c)       all outstanding loans and debt instruments where Seller is  the debtor, a surety or a guarantor.

2.12        Insurance.   Schedule 2.13 hereto lists: (i) all of the insurance policies which cover employees, properties, products or operations (including, without limitation, fire, public liability, products liability, worker’s compensation and vehicular insurance policies) and which are owned by Seller or under which Seller is a named insured or beneficiary or loss payee; and (ii) all accidents, casualties or damage occurring on or to the Assets or relating to the System which resulted in claims individually in excess of $2,000 and (iii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) resulting from Seller’s operation of the System which individually are in excess of $2,000. Except as set forth on Schedule 2.13, (i) there are no disputes with, or reservations of rights by, insurers or underwriters under any such policies with respect to any pending suit, action or proceeding or asserted or unasserted claim to which such policies relate; (ii) all premiums due for such policies have been paid and no such policy is subject to retroactive premium adjustment; (iii) there are no defaults by Seller or, to Seller’s best knowledge, by any insurer or underwriter under any such policy; (iv) no misrepresentation has been made in any application which would result in termination of any such policy or result in a refusal to pay claims thereunder; and (v) no notice has been received of cancellation or non-renewal relating to such policies. The coverage provided by such policies is adequate for the conduct of the System and in conformity with industry standards.

2.13        Related-Party Transactions: Except as set forth on Schedule 2.14 hereto, no employee, officer, director, or shareholder of Seller, or any member of his or her immediate family, is indebted to Seller, nor is Seller indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth on Schedule 2.14 hereto, to Seller’s best knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which Seller is affiliated or with which Seller has a business relationship, or any firm or corporation that competes with Seller, except that employees, officers and directors of Seller and members of their immediate families, may own up to 2% of any class of stock in a publicly-traded company that may compete with the Business. To Seller’s and Principal’s best knowledge, except as disclosed in Schedule 2.14 no officer, director, shareholder or any member of their immediate families has, any direct or indirect interest in any material contract with either Seller (other than such contracts as relate to any such person’s ownership of capital stock or other securities of Sellers).

2.14        Customers and Suppliers.  There has not been, and Seller is not aware of any basis upon which one should reasonably anticipate, whether as a result of the transactions contemplated hereby or otherwise, any material adverse change in relations between Seller and any of its present customers and/or suppliers.

2.15        Leased Personal Property.  Schedule 2.16 contains a true and complete list of all leased personal property used in the System (collectively, the “Leased Personal Property”).   All of such leases are in full force and effect, Seller is not currently in material default under any of such leases and Seller is not aware of any default by any other party to such leases or of any fact or circumstance which, with the giving of notice or passage of time or both, would result in a material default under any of such leases, nor is Seller aware of any reason why any of such leases would not, upon its expiration, be renewed.  All Leased Personal Property is in good working condition, with no material defects, and is generally suitable for the uses for which it has been designed or used in the System.

2.16        Full Disclosure.  To Seller’s and Principal’s best knowledge, neither this Agreement nor any agreement, document, instrument, certificate or statement made or furnished to Buyer in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits the statement of a material fact required to be stated in order to make the statements contained herein and therein not misleading in light of the circumstances in which they are or were made.

2.17        Consents. Except as set forth in Schedule 2.18, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is  required to be made with any third party (including, without limitation, self-regulatory organizations, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Seller (i) in order for this Agreement to constitute legal, valid and binding obligation of Seller or to authorize or permit the consummation by Seller of the transactions contemplated hereby or (ii) under or pursuant to any self-regulatory organization, governmental or quasi-governmental permits, licenses, consents, authorizations or approvals held by or issued to Seller (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

2.18        Brokers.  No broker, finder or similar agent has been employed by or on behalf of the Seller, and no person or entity with which the Seller has had any dealings or communications of any kind, is entitled to any brokerage commission, finder’s fee or any similar  compensation  in  connection  with  the  execution  of  this  Agreement  or  the consummation of the transactions contemplated hereby.

2.19        Restricted Stock. This Agreement is made with Seller in reliance upon Seller’s representation to Buyer, which by their execution of this Agreement Seller hereby confirms, for itself and on behalf of its designees to whom Shares may be issued hereunder (such designees being herein referred to together with Seller as, the “Share Recipients”) that the Shares to be received by the Share Recipients as consideration hereunder will be acquired for investment for such Share Recipients’ own accounts, not as a nominees or agents, and not with a view to the resale or distribution of all or any part thereof, and that no Share Recipient has any present intention of selling, granting any participation in, or otherwise distributing any of the Shares. By executing this Agreement, Seller further represent, for itself and on behalf of the Share Recipients, that no Share Recipient has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

2.20        Reliance  Upon  Seller’s  Representations:    Seller  understands  that  the Shares are not and will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that Buyer’s reliance on such exemption is based in part on the Seller’s representations set forth herein; and Seller acknowledges and agrees that the basis for such exemption may not be present if, notwithstanding such representations, any Share Recipient has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.   No Share Recipient has any such intention.

2.21        Receipt of Information : Seller believes that it and the Share Recipients have received all the information they consider necessary or appropriate for deciding whether to acquire the Shares hereunder. Seller further represents that it and each Share Recipient has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Buyer and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them or to which they had access.

2.22        Investment   Experience: Each Share Recipient is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. No Share Recipient is an entity organized for the purpose of acquiring the Shares.

2.23        Accredited Investor: Except as otherwise disclosed to Buyer in writing, prior to the execution hereof, each Share Recipient is an “Accredited  Investor”  (as defined in Rule 501 of Regulation D under the Securities Act).

2.24        Restricted Securities:   Each Share Recipient understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In particular, each Share Recipient is aware that the Shares may not be sold pursuant to Rule 144 under the Securities Act unless all of the conditions of that Rule are met. Buyer shall take all actions  necessary,  including  the  provision  of  current  public  information  under  Rule 144(c), to ensure that restricted stock under Rule 144 becomes elegible for trading.

2.25         Legends:   Seller acknowledges that each certificate or other document evidencing any of the Shares shall be endorsed with the following legend:

“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

2.26        Leak Out:   Seller individually, and on behalf of each Share Recipient, acknowledges that when all transactions are aggregated with those of it and all Share Recipients, there will not be sold in the market in any given day more than 10% of the previous day’s trading. Any shares transferred to any third party shall be subject to this provision.  The provisions of this Section 2.27 shall be in effect for a period of 24 months from the Closing.

2.27        Subscription: Each Share Recipient shall execute a Subscription Agreement for Buyer’s shares, as a condition precedent to any receipt therefrom containing, among other things, the restrictions and representations set forth in Sections 2.20 through 2.27 above.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing as follows:

3.1           Buyer’s Organization.   Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2           Power and Authority.   Buyer has all power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  Assuming due execution and delivery by Seller, this Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, acts of government, governmental or regulatory agency, insolvency, moratorium or other laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.3           Capital Stock

  (a)       The authorized capital stock of Buyer (“Stock”) consists of (i) 200,000,000 shares of common stock, par value $.01 per share, of which 71,943,192 are issued and outstanding, and (ii) 50,000,000 shares of preferred stock, none of which are issued and outstanding.  All of the outstanding Stock has been duly and validly issued and is fully paid and non-assessable.  Except as set forth on Schedule 3.3(a) there are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which is a party or otherwise bound which provide for the acquisition, disposition or issuance of any Stock.  There is no personal liability, and there are no preemptive or similar rights, attached to the Stock.

3.4           No Breach.  The execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby by the Buyer will not (i) constitute a default under, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the properties owned, leased or used by such Buyer pursuant to any mortgage, indenture, franchise, license, permit, deed of trust, guaranty, note, agreement, lease or other instrument to which the Buyer is a party or by or to which any of its properties or assets is bound or subject; (ii) result in a violation of or conflict with any law, ordinance, rule or regulation or any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or  instrumentality  of  competent  jurisdiction  applicable  to  the  Buyer  which  default, breach, cancellation, termination, acceleration, creation, violation or conflict, singly or in the aggregate, would have a material adverse effect on the ability of the Buyer to perform this Agreement or on the ability of Buyer to conduct the Business as presently conducted or on the ownership, leasing or use by Buyer of any of the Assets; or (iii) conflict with, result in a violation of or constitute a default under Buyer’s or Charter or By-laws.

3.5           Consents.  No consent, approval or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without   limitation, self-regulatory organizations, governmental and quasi-governmental and regulatory agencies, authorities and instrumentalities of competent jurisdiction) by Buyer in order for (i) this Agreement to constitute legal, valid and binding obligations of Buyer or (ii) to authorize or permit the consummation of the transactions contemplated hereby.

3.6           Brokers.  No broker, finder or similar agent has been employed by or on behalf of Buyer, and no person or entity with which Buyer has had any dealings or communications of any kind, is entitled to any brokerage commission, finder’s fee or any similar compensation in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

3.7           Commission Filings; Absence of Certain Developments.

  (a)       Buyer has filed all required forms, reports and other documents with the Securities and Exchange Commission (the “Commission”) for periods from and after January 1, 2006 (collectively, the “Commission Filings”), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable).  As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  The audited financial statements and unaudited interim financial statements of the buyer included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the buyer as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).  The Buyer has complied, in all material respects, with the provisions of the Sarbanes-Oxley act of 2002.

  (b)       Since December 31, 2007, except as set forth in the Commission Filings, there has not been any:  (i) material adverse change in the condition, financial or otherwise, of the Buyer or in the assets, liabilities, properties or business of the Buyer; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Buyer; (iii) waiver of any valuable right of the Buyer or cancellation of any material debt or claim held by the Buyer; (iv) material loss, destruction or damage to any property of the Buyer, whether or not insured; (v) acquisition or disposition of any material assets (or any contract  or  arrangement  therefor)  or  any  other  material  transaction  by  the  Buyer otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Buyer to take any action of the type specified in clauses (i) through (v).

ARTICLE 4

PRE-CLOSING COVENANTS

4.1           Seller’s Covenants.  Seller agrees that from the Execution Date until the Closing, it shall:

  (a)       Grant to Buyer and its counsel, accountants and representatives reasonable access during normal business hours to (i) all properties, books, accounts, records, contracts and documents of or relating to the System and (ii) all employees, agents and consultants with whom Seller has business or other dealings; and to furnish or cause to be furnished to Buyer or its counsel all data and information concerning the System and the Assets as may be reasonably requested;

  (b)       Use commercially reasonable efforts (i) to preserve the System intact and (ii) to preserve their present relationships with suppliers, regulators, customers and others having business relationships with Seller which relate to the System;

  (c)       Use its best efforts to continue to carry its existing or comparable insurance;

  (d)       Continue  to  file  all  regulatory  reports,  audits,  notifications  and other documents required by applicable laws, rules, regulations, orders and notices; to continue in full force and effect all licenses, leases, policies, rights and authorizations necessary or appropriate to operate the System; and comply with all laws, rules, regulations, orders and notices applicable to Seller or the System;

  (e)       Not do or agree to do any of the following acts, other than in the ordinary course of business, consistent with past practice, without the consent of Buyer:

  (i)        sell, transfer, encumber, retire, abandon or dispose of any Assets;

  (ii)       take any action or omit to take any action which could cause a material breach or violation of (in and of itself, with the giving of notice, passage of time or both) any contract, agreement, commitment or obligation or any Federal, state, foreign, territorial or possessions law, rule, regulation, order or notice included in or relating to the Assets;

  (iii)      fail to pay any payables relating to the System in the in the ordinary course of business consistent with past practice;

  (iv)      modify, amend, cancel or terminate any of Seller’s existing contracts or agreements relating to the System, or agree to do any of the foregoing acts, except in the ordinary course of business;

  (v)       enter into any agreement, committing to take any action or taking any action which would, if taken at or before the Closing, make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect as of the Closing or prevent Seller from performing or cause Seller not to perform its covenants hereunder;

  (vi)     directly or indirectly solicit, initiate or participate in discussions with, provide any information or assistance to (including, but not limited to, affording access to the System or the Assets) or enter into any agreement with any person concerning any transaction that would result, directly or indirectly, in the transfer to such person (or to any third party), of ownership or control of, or create or result in the creation of any right of or claim by such person (or any third party), to any part of the System or the Assets.

4.2           Buyer’s Covenants.   From the Execution Date hereof until the Closing, Buyer shall not enter into any agreement, commit to take any action or take any action, and shall not cause Buyer to enter into any agreement, commit to take any action or take any  action  which  would,  if  taken  at  or  before  the  Closing,  make  any  of  the representations or warranties of Buyer contained in this Agreement untrue or incorrect as of the Closing or prevent Buyer from performing or cause Buyer not to perform its covenants hereunder.

Buyer will use best efforts to have shareholders of Buyer approve this transaction and to take all other actions required under the securities laws to approve the issuance of the Shares and Warrants.

4.3          Authorization and Approvals. As soon as practicable following the execution of this Agreement, Seller shall diligently and in good faith prepare and process all applications and filings required for the transfer or re-issuance of any and all licenses of Seller to Buyer.

ARTICLE 5

CONDITIONS TO CLOSING

5.1           Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction (unless waived by Buyer in writing), at or before the Closing, of the following conditions:

  (a)      All representations and warranties by Seller as contained in this Agreement or in any written statement delivered by Seller under this Agreement shall be true and complete at and as of the Closing as if such representations and warranties were made at and as of the Closing;

  (b)       Seller  shall  have  performed  all  of  its  respective  obligations, satisfied all conditions and complied with all of its covenants and agreements hereunder at or prior to the Closing

  (c)       All final consents, approvals, authorizations of or notices to or filings with applicable self-regulatory organizations, governmental authorities and other third parties necessary or appropriate for the transfer of ownership of the Assets and the Business and the consummation of the transactions contemplated by this Agreement shall have been obtained without conditions that would impose an unreasonable burden on Buyer.

  (d)     No action, complaint, notification or proceeding shall have been received, instituted or threatened in writing against Seller challenging or seeking to enjoin or restrict the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, or challenging or questioning the compliance of Seller with any law, rule, regulation or notice;

  (e)       Buyer shall have received from Seller a certificate, duly executed by an executive officer of such Seller, attesting to the matters set forth in (a) through (d) above;

  (f)       Buyer shall have received a copy of resolutions adopted by the Shareholders of Seller authorizing the execution, delivery and performance by such Seller of this Agreement and all other agreements, instruments and certificates to be delivered by Seller pursuant hereto and the consummation by such Seller of the transactions contemplated hereby, certified by the Secretary of such Seller as being in full force and effect;

  (g)      Buyer shall have received a copy of resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance by such Seller of this Agreement and all other agreements, instruments and certificates to be delivered by such Seller pursuant hereto and the consummation by such Seller of the transactions contemplated hereby, certified by the Secretary of such Seller as being in full force and effect;

  (h)      Confidentiality, Nondisclosure and Noncompetition Agreements, inform and substance reasonably satisfactory to Buyer and its counsel, shall have been executed and delivered by Seller; and

  (i)        A  sufficient  number  of  Buyer’s  shareholders  shall  have voted in favor of Buyer’s consummation of the transactions contemplated hereby.

5.2           Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction by Buyer (unless waived by Seller in writing), at or before the Closing, of the following conditions:

  (a)       All representations and warranties by Buyer as contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true and complete in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing;

  (b)       Buyer shall have performed all of its obligations, satisfied all conditions and complied with all of its covenants and agreements hereunder at or prior to the Closing;

  (c)       All final consents, approvals, authorizations of or notices to or filings with applicable self-regulatory organizations, governmental authorities and other third parties necessary or appropriate for the transfer of ownership of the Assets and the Business and the consummation of the transactions contemplated by this Agreement shall have been obtained;

  (d)       No action, complaint, notification or proceeding shall have been received, instituted or threatened in writing against Buyer challenging or seeking to enjoin or restrict the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; and

  (e)       A sufficient number of Seller’s shareholders shall have voted in favor of Seller’s consummation of the transactions contemplated hereby.

ARTICLE 6

POST-CLOSING COVENANTS AND ADDITIONAL AGREEMENTS

6.1           Transactional Taxes and Costs. Buyer shall be responsible for all transfer, conveyance, excise, stamp, documentary or other similar taxes and other governmental taxes, duties, charges, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the transfer, assignment, conveyance or delivery of the Assets or the consummation of the transactions contemplated hereby (collectively, “Transactional Taxes”).

6.2           Further Assurances.  At any time and from time to time after the Closing, the Parties shall execute, deliver, acknowledge and file all such further documents and instruments of transfer, assignment or conveyance, and do all such further acts and things, as may be reasonably required in order to consummate the transactions contemplated hereby and to vest in Buyer good title, free and clear of all liens, encumbrances and claims by third parties, in and to all of the Assets and the Business

6.3           Preservation of Records.  From and after the Closing, Buyer, on the one hand, and Seller, on the other hand, shall preserve and maintain all books, records, files, papers, data and information in its possession relating to the Assets or the Business for such period as may be required by any law, ordinance, rule, regulation or any order, writ, judgment,  stipulation,  edict,  award  or  decree  or  in  connection  with  any  pending  or threatened claim, suit, action, proceeding or investigation (including, without limitation, tax examinations and audits).

6.4           Accounts Receivable and Liabilities.

  (a)       Buyer shall cause all payments on accounts receivable and other rights to payment relating to the Assets (“Accounts Receivable”) which were payable to Seller prior to the Closing and delivered to Buyer after the Closing to be endorsed and forwarded to Seller as soon as practicable after receipt.

  (b)     Seller shall pay all claims, liabilities, losses, expenses, fines, penalties and damages of any kind or nature whatsoever (collectively, “Liabilities”) which were incurred by Seller prior to the Closing and presented to Buyer, or Seller for payment before or after the Execution Date. Buyer shall pay all claims, liabilities, losses, expenses, fines, penalties and damages of any kind or nature whatsoever (collectively, “Liabilities”) which were incurred by Buyer following Closing and presented to Seller.

6.5           Securities Laws Filings.  Buyer agrees to file, on a timely basis when due, all annual, quarterly, interim and other reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 and to take all other actions necessary so that Buyer remains in compliance for six months post-closing.

ARTICLE 7

TERMINATION

7.1           Termination.   This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

  (a)       By mutual written agreement of Seller and Buyer;

  (b)       By Seller upon written notice to Buyer (i) if Buyer shall fail to satisfy all of the closing conditions set forth in Section 5.2 on or prior to the Outside Closing Date, or (ii) provided that Seller is in material compliance with its obligations hereunder, if Buyer or shall commit a material breach of their respective obligations under this Agreement and such breach, after reasonable notice, is not cured within ten (10) days; or

  (c)       By Buyer upon written notice to Seller (i) if Seller shall fail to satisfy all of the closing conditions set forth in Section 5.1 on or prior to the Outside Closing Date, (ii) provided that Buyer are in material compliance with their respective obligations hereunder, if Seller shall commit a material breach of its obligations under this Agreement and such breach, after reasonable notice, is not cured within ten (10) days or (iii) there shall be instituted any investigation or proceeding by the SEC or any state securities commission with respect its participation in the transactions contemplated hereby, which investigation or proceeding is not dismissed or terminated within sixty (60) days and which, if decided adversely, could result in material harm an unreasonable burden.

  (d)           By either Party on written notice to the others in the event that the Closing has not occurred by the Outside Closing Date.

7.2           Effect of Termination. In the event this Agreement is terminated as provided in Section 7.1, this Agreement shall become null and void and of no further force and effect and no party hereto shall have any further obligation or liability to any other party hereto, except that Articles IX and X hereof shall survive and continue in full force and effect notwithstanding such termination.

ARTICLE 8

INDEMNIFICATION

8.1           Survival of Representations. The representations and warranties set forth in Article II and Article III shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby for a period of six months following the Closing.

8.2           Indemnification by Sellers. Subject to Section 8.1, Seller shall indemnify and hold harmless Buyer, and its officers, directors, employees, agents, representatives, consultants, attorneys, successors, transferors and assigns (collectively, the “Buyer’s Group”) from and against any and all damages, claims, losses, liabilities, fines, penalties and expenses including, without limitation, reasonable attorneys’ fees, accounting and other expenses to investigate, defend or mitigate any of the foregoing asserted against or incurred or sustained by any or all of the Buyer’s Group arising out of: (i) any breach of any covenant or agreement of Seller contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article II hereof; (iii) the operations of Seller prior to the Closing, to the extent such operations involve or result in violations of or noncompliance with any self-regulatory organization’s rules and regulations or any foreign, Federal, state or local law, ordinance, regulation or rule relating to the Assets; (iv) all taxes (including, without limitation, income, payroll, advalorem real and personal property, gross receipts, sales, use, franchise and stamp taxes) imposed by any Federal, state or local government or other taxing authority in the United States or any foreign government or subdivision or taxing authority thereof, together with any interest or penalties thereon, which arise from or relate to the operations of Seller prior to the Closing); and (v) termination by Seller or Buyer, before or after the Execution Date, of any of Seller’s employees; and (vi) all other liabilities or obligations of Seller other than liabilities or obligations incurred in connection with the operation of the Assets after the Closing.

8.3           Indemnification by Buyer. Subject to Section 8.1, Buyer shall indemnify and hold harmless Seller and its officers, directors, employees, agents, representatives, consultants, attorneys, successors, transferors and assigns (collectively, the “Seller’s Group”) from and against any and all damages, claims, losses, liabilities, fines, penalties and expenses (including, without limitation, reasonable attorneys’ fees, accounting and other expenses to investigate, defend or mitigate any of the foregoing) asserted against or incurred or sustained by any or all of the Seller’s Group arising out of: (i) any breach of any covenant or agreement of Buyer contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article III hereof; and (iii) the operations of Buyer after the Closing, to the extent such operations involve or result in violations of or noncompliance with any self-regulatory organization’s rules and regulations or any foreign, Federal, state or local law, ordinance, regulation or rule relating to the Assets.

8.4           General. Buyer and Seller agree that the indemnification provided under Section 8.2 shall be the sole remedy of either party for breaches of representations, warranties, agreements and covenants made under this agreement. Buyer agrees that the Escrow Shares shall constitute the sole recourse of Buyer for any such indemnity claims made by it.

ARTICLE 9

PUBLICITY AND CONFIDENTIALITY

9.1           Publicity. The Parties agree that no publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby shall be issued by either Party without the prior written approval of the form and content of such publicity, release or announcement by the other; provided, however, that no such approval shall be required when such publicity, release or announcement is required by (i) any applicable law, ordinance, rule or regulation; (ii) any applicable rules or regulations of a national or foreign stock exchange; or (iii) any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or instrumentality of competent jurisdiction, and provided, further, that, prior to issuing any publicity, release or announcement without such prior written approval, the issuing Party shall have given reasonable prior notice to the non-issuing Party of the content, timing, context and other facts relevant to such intended issuance and, if requested by the non-issuing Party, shall have used reasonable efforts at its own expense to obtain a protective order or similar relief for the benefit of such other Party.

9.2           Confidentiality.

  (a)        All data, reports, records and other information of any kind received by either Party (the “Receiving Party”) from the other Party or its affiliates, shareholders, members, directors, officers, employees, agents, representatives or consultants (the “Disclosing Party”) under this Agreement shall be treated by the Receiving Party as confidential (collectively, “Confidential Information”). A Receiving Party shall not use Confidential Information for its own benefit and shall use all reasonable efforts to maintain the confidentiality of Confidential Information (including, without limitation, using all reasonable efforts to prevent disclosure of Confidential Information to or by its shareholders, members, managers, directors, officers, affiliates, employees, agents, representatives and consultants and the use by any of the foregoing of Confidential Information for their own benefit). If a Receiving Party or, to the knowledge of a Receiving Party, any of its shareholders, members, managers, directors, officers, affiliates, employees, agents, representatives or consultants is required to disclose Confidential Information to any court, self-regulatory organization, governmental or quasi-governmental agency, authority or instrumentality, such Receiving Party shall, prior to such disclosure, immediately notify the other Party of such requirement and all particulars related to such requirement; and the other Party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

  (b)       The restrictions set forth in Section 9.2(a) shall not apply to the use or disclosure of Confidential Information which (A) is or becomes generally available to the public through no fault or neglect of a Receiving Party or any of its shareholders, members, managers, directors, officers, affiliates, employees, agents, representatives or consultants, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information to a Receiving Party without violating any obligations of secrecy or confidentiality or (C) was already in the possession of a Receiving Party at the time of receipt as demonstrated by the prior dated written records of such Receiving Party.

9.3           Survival. This Article IX shall survive the termination of this Agreement for any reason and the consummation of the transactions contemplated hereby.

ARTICLE 10

MISCELLANEOUS

10.1         Notices. All notices, demands, requests or other communications (collectively, “Notices”) required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by personal delivery or by facsimile or electronic mail transmission, or one business day after being sent by overnight courier, or three business days after being posted by registered or certified mail, return receipt requested, postage prepaid, in all cases addressed as follows:

When Seller is to be notified:

Retailer Networks, Inc.
PO Box 323
Wall St Station
New York, NY 10268
Attn: Craig Park, CEO
Email: c.park@retailernetworks.com
Phone: 212.842.9664

With a copy to:

Akabas and Sproule
488 Madison Avenue
11th Floor
New York, NY 10022
Attn: Seth Akabas, Esq.

When Buyer is to be notified:

The OLB Group, Inc.
1120 Avenue of the Americas
New York, NY 10036-6700
Attn: Mr. Ronny Yakov, CEO
Tel: (212) 278-0900
Fax: (212) 898-1248

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties.

10.2         Governing Law; Forum. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflict of laws). Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in any court in the City of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any such court with respect to any such proceeding, consents to service of process with respect to any such proceeding and waives any to the laying of venue of any such proceeding in any such court, including any claim of inconvenient forum.

10.3         Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, estates, successors and permitted assigns; provided, that no Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Parties hereto and any attempted assignment or delegation of this Agreement by a Party without the prior written consent of the other Parties shall be null and void and of no force or effect.

10.4         Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and cancels and supersedes all previous or contemporaneous contracts, representations, warranties and understandings and agreements, whether oral or written, by or between the Parties with respect to the subject matter hereof. No modification or amendment of this Agreement shall be binding upon a Party unless such modification or amendment is set forth in a written instrument executed by the Parties.

10.5         Waivers; Severability. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of (in the case of a corporation) or attorney-in-fact for such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument and shall not be deemed to be a waiver of any other right, power or remedy of such Party. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the Parties or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement

10.6         Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered or caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

BUYER:

THE OLB GROUP, INC.

By:
Ronny Yakov
CEO

SELLER:

RETAILER NETWORKS INC.

By:
Craig Park
CEO

LIST OF SCHEDULES TO ASSET PURCHASE AGREEMENT

Schedule 1.02

BUSINESS AGREEMENTS

Product Vendor Agreements
Copy of the agreement to suppliers

Learn.com contract
Copy of the agreement and a letter that it has been assign to OLB

Copy of agreements with retailers

Schedule 1.07

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of June17, 2010 (the “Escrow Agreement”), by and among Retailer Networks Inc., a New York Corporation having an address at 150 West 25th St, Suite 1203, New York, NY10001 (“Seller”), The OLB Group Inc., a Delaware Corporation having an address at 1120 Avenue of the Americas, New York, NY 10036-6700 (“Buyer”), and Transfer Online, Inc. 512 SE Salmon Street Portland, OR 97214 (“Escrow Agent”).

WHEREAS, Seller and Buyer have entered into and executed that certain agreement of sale to which this Escrow Agreement is an exhibit (the “Agreement;” capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement), pursuant to which Buyer has agreed to purchase, and Seller has agreed to sell, the assets of the Seller’s business;

WHEREAS, pursuant to the terms of the Agreement, upon the execution and delivery of the Agreement, Buyer is required to deliver 1,155,684 shares of common stock of The OLB Group (the “Escrow Deposit”), to Escrow Agent; and

WHEREAS, the parties hereto hereby agree that their respective rights to all amounts paid to Escrow Agent hereunder, and all earnings, if any, thereon, will be exclusively governed by the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement herein, the parties agree as follows:

1.            Immediately upon the execution of this Escrow Agreement, Buyer has delivered the Escrow Deposit to Escrow Agent.

2.            Escrow Agent shall retain the Escrow Stock and store it safely and shall disburse the Escrow Deposit as provided for herein. Except as otherwise expressly provided herein, the Escrow Deposit shall be held by the Escrow Agent until the earliest to occur of the following events: (a) the parties hereto jointly instruct the Escrow Agent to dispose of the Escrow Deposit; (b) one party hereto delivers to Escrow Agent an order of a court of competent jurisdiction providing for the release of the Escrow Deposit; (c) one party hereto delivers to Escrow Agent a judgment in favor of such party for damages under the Agreement in a specified amount and which judgment provides (or a separate judgment provides) the value of the shares in the Escrow Deposit as of the date of such judgment for damages, in which case the Escrow Agent may release sufficient shares from the Escrow Deposit to satisfy such damages based upon such valuation of such shares; or (d) 180 days pass after the closing of the transaction under the Agreement and the Escrow Agent shall not have received notice of any claim under the Agreement, in which case the Escrow Agent may release the Escrow Deposit to Seller.

3.            Upon receipt of a written notice from Buyer and Seller to release the Escrow Deposit, to either Buyer or Seller, or as otherwise jointly directed by Buyer and Seller, the Escrow Agent shall promptly thereafter deliver the Escrow Deposit, as directed by Buyer and Seller.

4.           Should any party (other than Escrow Agent) institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Escrow Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such action or proceeding and the enforcement of any judgment issued in connection therewith or settlement thereof. This provision is not intended to be applicable to Escrow Agent or payment of its counsel’s fees, which are specifically addressed in other provisions of this Escrow Agreement.

5.            Notwithstanding any other provision herein, Escrow Agent shall have the right but not the obligation to consult counsel and to require and receive such written certifications or instructions from any party hereto as Escrow Agent reasonably deems necessary or appropriate before taking any action hereunder.

6.            If any dispute concerning (a) receipt or disbursement of the assets then held hereunder and/or (b) this Escrow Agreement arises between any of the parties hereto, or if Escrow Agent is uncertain as to Escrow Agent’s obligations hereunder, Escrow Agent shall have the right but not the obligation to refrain from taking any action other than to continue to hold the assets then held hereunder in escrow until otherwise directed by a final order or judgment of a New York State Court or by a written agreement signed by the parties hereto.

7.            Escrow Agent may assume the genuineness of any document or signature which appears to Escrow Agent to be genuine (whether or not original or photocopy). Escrow Agent shall have no obligations other than those specifically set forth herein. Escrow Agent shall have no liability to any party hereto except with respect to actions or omissions taken or suffered by Escrow Agent in willful disregard of this Escrow Agreement or involving gross negligence and shall in no event be liable or responsible for any failure of the financial institution in which the Escrow Deposit is deposited to pay such amount at Escrow Agent’s direction.

8.            Escrow Agent shall not be obligated to, but may, institute legal proceedings of any kind that it deems in its reasonable judgment to be necessary or appropriate, including but not limited to a legal proceeding or action in a court of competent jurisdiction to determine Escrow Agent’s obligations hereunder or to seek permission to deposit the Escrow Deposit in court and be relieved of all further obligations hereunder.

9.            The signatories hereto acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience; that Escrow Agent shall not be deemed to be the agent of any of the parties; and that Escrow Agent shall not be liable to any of the parties hereto for any act or omission on Escrow Agent’s part unless taken or suffered in willful disregard of this Escrow Agreement or involving gross negligence.

10.           Any notice or other communication hereunder shall be sent by registered or certified mail, return receipt requested, or sent by an overnight express delivery service (e.g. Federal Express) or by messenger (requiring the signature of the recipient thereof), to the party for which intended at the address first stated above for that party or at such other address of which that party gives notice as provided herein with copies simultaneously sent by like delivery or fax to Escrow Agent. Notices shall be deemed given on the date said notice is received. Escrow Agent’s address for serving any notice or other communication hereunder on Escrow Agent is as first stated above (Attention: Seth Akabas, Esq.) and any such notice or communication shall be sent as provided in the preceding sentence.

11.           Escrow Agent may resign hereunder (i) upon 10 days’ written notice to the parties hereto, subject to the appointment of a substitute escrow agent by the parties hereto and the acceptance by the substitute escrow agent of such appointment, or (ii) following the petitioning of a court of competent jurisdiction seeking the appointment of a substitute escrow agent, upon the appointment by such court of a substitute escrow agent and the acceptance by such court appointed substitute escrow agent of such appointment, or (iii) upon the deposit of the escrowed assets, if any, then held by Escrow Agent with any court having jurisdiction.

12.           This Escrow Agreement shall terminate upon Escrow Agent’s delivery of the entire remaining balance of the escrowed assets then held hereunder or the transfer of such escrowed assets to a substitute escrow agent or a court of competent jurisdiction, in either case, pursuant to the terms and conditions of this Escrow Agreement, whether to the parties provided for herein, or in the case of the transfer of the remaining escrowed assets then held hereunder, to a substitute escrow agent or a court of competent jurisdiction or to such other persons as shall be lawfully entitled to same, whereupon Escrow Agent’s obligations, responsibilities and liability hereunder shall terminate.

13.           The signatories hereto acknowledge the fact that Escrow Agent, as a law firm, represents Seller and certain of its or their principals, and Buyer irrevocably waives any conflict of interest arising therefrom, and hereby consents to Akabas & Sproule acting as attorney on behalf of Seller, its or their principals and/or the Escrow Agent, including in a dual capacity, in any dispute as to the delivery of any documents and/or disbursement of escrowed assets or any other dispute between the parties relating to this Escrow Agreement, or otherwise, whether or not Escrow Agent is then in possession of the Escrow Deposit or earnings thereon, if any.

14.           Buyer and Seller, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred by Escrow Agent, including reasonable attorneys’ fees, arising out of or in connection with any actions taken by it or any omission by it in connection with its duties pursuant to this Escrow Agreement, including attorneys’ fees, costs and expenses (in all cases, including legal fees at Akabas & Sproule’s then normal time rates attributable to defending itself) against any claim of liability hereunder or in bringing any action or proceeding (including, without limitation, the enforcement of any judgment issued in connection therewith or settlement thereof) required or permitted to be brought by it hereunder, except if incurred by reason of the gross negligence or willful misconduct of Escrow Agent. The provisions of this Section 14 shall survive the termination of this Escrow Agreement. Escrow Agent shall be entitled to compensation at its customary rates for all services and disbursements rendered or incurred by it under this Escrow Agreement; provided, that Seller shall not be responsible to pay any portion of any fee to Escrow Agent in connection with the Escrow Agent’s ordinary course of administration of the Escrow Deposit and its release upon the joint instructions of Seller and Buyer.

15.           This Escrow Agreement may not be changed, modified or terminated, nor may any provision hereof be waived, except by an agreement in writing executed by all of the parties hereto. This Escrow Agreement constitutes the entire understanding and agreement among the parties hereto in connection with the particular subject matter hereof, notwithstanding any prior understandings or agreements, oral or written, with respect to such subject matter.

16.           If any term or provision of this Escrow Agreement or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect any other provision of this Escrow Agreement or the application of the invalid provision in circumstances in which same would be valid, it being agreed that the provisions of this Escrow Agreement are severable.

17.           THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF. EACH PARTY HERETO CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY AT ANY TIME AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 10. EACH PARTY HERETO, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS ESCROW AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY HERETO, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

18.           This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

19            This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

THE OLB GROUP INC.

By:
Name: Ronny Yakov
Title: CEO

RETAILER NETWORKS INC.

By:
Name: Craig Park
Title: CEO

Transfer Online, Inc, as Escrow Agent

By:
Name:

Schedule 2.6

Title to Owned Assets

There are no liens, claims, pledges, charges, security interests and other encumbrances related to assets being sold to Buyer.

Schedule 2.7

Litigation

None

Schedule 2.8a

Intellectual Property

1.	Registrant Lists with all contact and profile data
a.	GHM connect
b.	GHC
(Need it on a copy on CD)

2.	Customer database and order history from GHM connect e-commerce site
(Need it on a copy on CD)

3.	All Product Data from GHM connect e-commerce and “ftp” site.
(Need it on a copy on CD)

4.	Trademarks

Gift and Home Channel trademark registration documents
Provide and assign all documents and signed papers for transfer

5.	Domain Names:
www.giftandhomechannel.com
www.ghmconnect.com
www.farcountries.com
www.gifthomemart.com
www.thriveonmain.com
Need to transfer on-line forms

6.	Logos
a.	Gift and Home Channel
b.	GHM connect
c.	Thrive on Main
Need all logos on disk

7.	Websites
a.	Gift and Home Channel
b.	Thrive on Main website wire frames and design
c.	GHM connect website
All access and credentials and if there is any agreements and long term commitments

8.	Google Analytics Data Access
a.	Gift and Home Channel
b.	GHM connect
c.	Far countries
All access and credentials and if there is any agreements and long term commitments

9.	Learn.com Course Curriculum
a.	List of 40 course curriculums of 255 learning web videos generic to all retail and small business.
b.	“How to Build a Business Plan” pilot course curriculum attached agreement and transfer letter to OLB name

10.	Web video library
a.	original master tapes
b.	access to Kaltura video serving system
c.	Hosting performance releases
All masters delivered to the office on closing

Schedule 2.8b

Excluded Assets

Furniture
Fixtures
Computers
Filing  Cabinets
Unrelated Property Assets

Schedule 2.9

Compliance with Laws; Licenses, Approvals and Other Authorizations

None

Schedule 2.10

Undisclosed Liabilities

None

Schedule 2.11

Material Contracts and Other Data

None

Schedule 2.13

Insurance

None

Schedule 2.14

Related-Party Transactions

None

Schedule 2.16

Leased Personal Property

None

Schedule 2.18

Consents

None

Schedule 3.3(a)

Outstanding Options, Warrants, Rights, Puts, Calls, Commitments, Conversion Rights,
Plans or Other Agreements.

None.